FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

          FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated April 18, 2000 (this "Amendment"), among CAPITAL SENIOR LIVING CORPORATION, a Delaware corporation ("CSLC"); CAPITAL SENIOR LIVING ACQUISITION, LLC, a Delaware limited liability company, all of the outstanding membership interests in which are wholly-owned by CSLC ("Sub"); and ILM II SENIOR LIVING, INC., a Virginia finite-life corporation (the "Company").

                              W I T N E S S E T H :

         WHEREAS, CSLC, Sub and the Company entered into an Amended and Restated Agreement and Plan of Merger dated October 19, 1999 (the "Original Agreement");

         WHEREAS, the parties to the Original Agreement desire to amend certain terms of the Original Agreement as hereinafter set forth;

         WHEREAS, the respective Boards of Directors of CSLC and the Company have determined that it is fair to and in the best interests of their respective stockholders to consummate the acquisition of the Company by CSLC, by means of a cash out merger of the Company with and into Sub, upon the terms and subject to the conditions set forth in the Original Agreement as amended by this Amendment (the "Merger");

         WHEREAS, the respective Boards of Directors of CSLC and the Company, and CSLC as sole member of Sub, have approved the Merger and the Original Agreement as amended by this Amendment and the transactions contemplated hereby and thereby;

         NOW, THEREFORE, in consideration of the mutual premises and the representations, warranties, agreements and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       The Original Agreement is hereby amended as follows:

                  (a) The Merger Consideration set forth in Section 2.1(c) of the Original Agreement is hereby amended by deleting the number "$14.471836" and inserting in its place "$13.041483";

                  (b) The termination fee (to CSLC) set forth in both the second and third paragraphs of Section 5.6(b) of the Original Agreement is hereby amended by deleting the number "$2,964,400" in each of such second and third paragraphs and inserting in its place "$1,858,200";




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                  (c) The  termination fee (to the Company) set forth in Section
         5.6(e) of the Original Agreement is hereby amended by deleting the number "$850,000" and inserting in its place "$1,540,000";

                  (d) Section 3.1(m) of the Original Agreement is hereby amended by deleting therefrom the words "October 6, 1999" and inserting in their place "April 17, 2000."

                  (e) Section 3.2(j) of the Original Agreement is hereby amended by deleting the provisions thereof in their entirety and inserting in their place:

                  "(j) Receipt of Financing Commitment. CSLC has paid for and obtained, and heretofore has provided the Company with true and complete executed copies of, that certain commitment letter of GMAC Commercial Mortgage Corporation ("GMAC") dated April 14, 2000 and addressed to CSLC, pursuant to which GMAC has committed, upon the terms and subject to the conditions specified therein, to provide to CSLC an aggregate sum in cash which, together with funds segregated by CSLC, will be sufficient in amount to pay, in full at the Effective Time, to the holders of Company Common Stock, the Exchange Funds (the "Financing Commitment")."

                  (f) Section 5.6(c) of the Original Agreement is hereby amended by deleting the second sentence thereof in its entirety.

                  (g) Section 5.17 of the Original Agreement is hereby amended by deleting the provisions thereof in their entirety.

                  (h) Section 6.3(d) of the Original Agreement is hereby amended by deleting the provisions thereof in their entirety and inserting in their place:

                  "(d) Payment of Exchange Funds. CSLC shall have received the proceeds of the Financing Commitment, or otherwise shall have obtained and segregated for payment to the Company sufficient cash funds, to pay in full at the Effective Time to the holders of the Company Common Stock, the Exchange Funds."

                  (i) All references to the Original Agreement shall hereafter refer to the Original Agreement as amended by this Amendment.

         2. Except as amended in this Amendment, the Original Agreement remains in full force and effect. All capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall be as defined in the Original Agreement.



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


         3. This Amendment may be executed in one or more counterparts (including by facsimile transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by all of the parties hereto and delivered to the other parties; it being hereby understood that all parties need not sign the same counterpart.

         IN WITNESS WHEREOF, CSLC, Sub, and the Company have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all on this 18th day of April, 2000.

                                        CAPITAL SENIOR LIVING CORPORATION


                                        By:      /s/ James A. Stroud
                                                 -------------------------------
                                        Name:    James A. Stroud
                                        Title:   Chairman of the Company

                                        CAPITAL SENIOR LIVING ACQUISITION, LLC


                                        By:      /s/ Lawrence A. Cohen
                                                 -------------------------------
                                        Name:    Lawrence A. Cohen
                                        Title:   Chief Executive Officer

                                        ILM II SENIOR LIVING, INC.


                                        By:      /s/ J. William Sharman, Jr.
                                                 -------------------------------
                                        Name:    J. William Sharman, Jr.
                                        Title:   Chairman of the Board of
                                                 Directors, President and
                                                 Chief Executive Officer


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